Exhibit 10.9.2

CONSENT

I, the undersigned, hereby do consent to the adoption of the amendments to the “Benefit Plans” as defined in and as described in the attached resolutions adopted by the Executive Compensation Committee as and to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended from time to time (“EESA”), applicable to participants in the Capital Purchase Program under EESA and the regulations issued by the Department of the Treasury as published in the Federal Register from time to time.

Agreed to and acknowledged as of February     , 2010.

[Name]

RECITALS

WHEREAS, Cathay General Bancorp, a Delaware corporation (the “Company”) has entered into a Securities Purchase Agreement with the United States Department of Treasury (the “Agreement”) as part of the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008, as amended (“EESA”);

WHEREAS, on February 17, 2009, the President signed into law the American Recovery Reinvestment Act of 2009 (“ARRA”), which amended EESA by deleting Section 111 in its entirety and replacing it with new Section 111 set forth in ARRA;

WHEREAS, pursuant to Section 1.2(d)(iv) of the Agreement and the provisions of EESA, the Company is required to amend its “Benefit Plans”, as defined in the Agreement , with respect to certain senior executive officers and other highly-compensated employees (“HCEs”) to the extent necessary to comply with Section 111 of EESA, as amended;

RESOLUTIONS

1. Compliance With Section 111 of EESA, as Amended. Each Benefit Plan is hereby amended, effective as of the date of the Agreement, by adding the following provision as a final section to such arrangement, which shall amend and restate the previous provision adopted by this Executive Compensation Committee on November 20, 2008 in connection with EESA:

“Compliance With Section 111 of EESA, as Amended. Solely to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended from time to time (“EESA”), applicable to participants in the Capital Purchase Program under EESA and the regulations issued by the Department of the Treasury thereunder: (a) each “senior executive officer” (as defined in and for purposes of Section 111 of EESA) who participates in this plan or is a party to this agreement shall be ineligible to receive compensation hereunder to the extent that the Executive Compensation Committee of the Board of Directors of the Company determines that such compensation may provide incentives for the senior executive officer to take unnecessary and excessive risks that threaten the value of the Company; (b) each senior executive officer and each other HCE (as defined herein) who participates in this plan or is a party to this agreement shall be required to return to the Company any bonus, retention award or incentive compensation paid to the senior executive officer or HCE hereunder based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate; (c) the Company is prohibited from making to each senior executive officer and to each other applicable HCE who participates in this plan or is a party to this agreement, and each such senior executive officer and HCE shall be ineligible to receive hereunder, any payment for departure from the Company for any reason, except for payments for services performed or benefits accrued (a “golden parachute payment” as defined in and for purposes of Section 111 of EESA); (d) the Company shall be prohibited from paying or accruing any bonus, retention award, or incentive compensation to any senior executive officer or to any other HCE specified in regulations issued by the Department of the Treasury under Section 111 of EESA, other than long-term restricted stock permitted under Section 111 of EESA and any bonus payment required to be paid pursuant to a written employment contract executed on or before February 11, 2009, and determined to be valid by the Department of the Treasury; and (e) the Company shall be prohibited from providing (formally or informally) gross-ups to any senior executive officer or to any other HCE. For purposes of the forgoing, the term “HCE” shall mean each senior executive officer and each of the twenty next most highly-compensated employees of the Company after the senior executive officers, as determined under Section 111 of EESA (or such higher number of employees as may be specified in regulations issued by the Department of the Treasury under Section 111 of EESA. With respect to clause (c) above, the applicable HCEs shall be the senior executive officers and the five next most-highly compensated HCEs.”

2. Continuation of Affected Plans. Except as expressly or by necessary implication amended hereby, each Benefit Plan shall continue in full force and effect.